EXHIBIT 10.10

AGREEMENT

AGREEMENT between AMERICAN TECHNOLOGIES GROUP, INC., 1017 South Mountain Avenue, Monrovia, California 91016, hereinafter called (“ATG”) and CHINA NATIONAL WATER RESOURCES & ELECTRIC POWER MATERIALS & EQUIPMENT CORPORATION, Baiguang Road, Xuanwu District, Beijing 100053, P.R. China, hereinafter called (“CWEMEC”).

Whereas: During March 15 to March 19, 1999 CWEMEC and ATG have held further meetings to build on the business relationship between them which began in August, 1998 with a Memorandum of Understanding; and

Whereas: CWEMEC has promoted ATG’s The Force® in the Chinese marketplace and the parties now desire to set forth the terms for the joint effort to promote sales of The Force in the Peoples Republic of China and by which ATG will sell The Force to CWEMEC.

Now, therefore, for good and valuable consideration the receipt of which is hereby acknowledged by the parties, it is agreed as follows:

1.	PRODUCT.

     a. ATG hereby grants to CWEMEC the exclusive right to distribute the Company’s proprietary airborne fuel additive known as The Force, (the “Product”) in China for five years.

     b. CWEMEC shall place an opening order along with irrevocable letter of credit (“ILOC”) within two weeks of the date hereof. The parties anticipate CWEMEC purchasing 75,000 units within 7 months. After one year, ATG and CWEMEC will determine in good faith reasonable minimum purchase quantities for CWEMEC.

     c. ATG reserves the right, in its sole discretion, to make changes to the packaging, name, trademarks or otherwise alter the Product upon thirty (30) days prior written notice to CWEMEC.

     d. CWEMEC is authorized to create packaging materials, descriptive literature, advertising and other promotional materials relating to the Product in accordance with ATG’s format.

     e. CWEMEC shall include ATG’s Product trademark and the ATG’s trade name and address as suppliers of the Product on all packaging, promotional materials and advertising of the Product.

     f. CWEMEC shall make no oral or written statements or claims regarding the Product’s effectiveness without ATG’s prior written consent.

2. JOINT MARKETING FEES. Upon full payment for the Product, ATG shall pay to a separate designated account of CWEMEC in the United States a promotional fee. The promotional fee for the first 75,000 units shall be One Dollar Fifty Cents (US$1.50) per unit. Thereafter, the promotional fee shall be One Dollar (US$1.00) per unit. This promotional fee is based on The Force auto formula. In the event of price changes for The Force, the promotional fee will be adjusted accordingly upon mutual agreement

3. TERMS OF SHIPMENTS. ATG shall deliver the Product to CWEMEC’s selected carrier at the ATG’s designated manufacturing location, currently the address set forth above, and title to the Product shall pass at that time with CWEMEC responsible for all shipping, insurance, duties, taxes and other charges.

4. PRICES. The prices for The Force auto formula are Three US Dollars (US$3.00) per individual unit. This is ATG’s confidential export prices and are F.O.B. ATG’s manufacturing location. ATG may be amend the priced from time to time upon ninety (90) days notice to CWEMEC but no more often than once each year by not more than 15%. All prices, fees and payment requirements herein shall be 50% higher for The Force Fleet formula for trucks.

5. PAYMENT. Upon placement of the initial order, CWEMEC shall place into effect an irrevocable letter of credit (“ILOC”) in an amount sufficient to cover the minimum purchase, plus shipping costs (unless shipping has been prepaid by CWEMEC), from a bank and in a form acceptable to ATG. Upon delivery of the Product so order to the common carrier designated by CWEMEC, ATG may draw upon the ILOC to the extent of One Dollar Thirty Cents (US$1.30) per unit ordered plus applicable shipping charges by delivery to ATG’s bank of evidence of delivery to CWEMEC’s selected carrier of the Product ordered. ATG shall draw upon the remainder of the ILOC ninety (90) thereafter.

6. RETURN OF PRODUCT. No Product may be returned except under the following circumstances:

     a. CWEMEC shall use ordinary care to discover as soon as practicable any defect rendering the Product unfit for resale and in no event later than thirty (30) days after the date of arrival of the Product at CWEMEC’s warehouse.

     b. CWEMEC shall promptly send to ATG units of Product which are alleged to be defective or some other evidence of deficiency agreed upon by the parties. Credit for the defective Product shall be issued only if and to the extent that the Product is actually defective and such defect can be documented to have been caused by ATG’s processing or packaging of the Product.

     c. ATG, at its option, shall either replace the defective Product with the same quantity of good salable Product shipped entirely at ATG’s expense and risk to the warehouse of CWEMEC or issue a credit for the distributor’s pro-rated cost of the defective Product, including all cost of shipping, handling, insurance, taxes and duties.

     d. CWEMEC shall, at the request of ATG, return the defective Product, destroy it or otherwise dispose of the Product, at the expense of ATG or sell it for salvage as an offset against the amount due CWEMEC under Subsection 5(c) above.

7. TERM OF AGREEMENT. The term of this Agreement shall commence on the date hereof and shall be effective until March 31, 2004.

8. CHINESE GENERAL AGENCY CORPORATION. The parties intend to form a Chinese corporation to act as the sole agent for the sale of The Force in PRC. This corporation will initially be owned at least 51% by ATG. In the event that additional parties become shareholders as investors, at least 51% will be owned between ATG and CWEMEC. Upon formation of this corporation, it will succeed to the rights of CWEMEC under this Agreement except for this Section 8.

9. ELECTRICITY GENERATION USING DIESEL AND HEAVY OIL. ATG will send a special delegation to PRC to test ATG’s IE™ Technology in diesel generator’s at a power plant in accordance with the August 7, 1998 memorandum between the parties.

10. ARBITRATION. If the parties are unable to resolve amicably any dispute arising in connection with or from the terms of this Agreement, the dispute shall be submitted to binding arbitration according to both United States and Chinese law.

11. NOTICE. Notice shall be effective when a writing is received by the party to whom it is sent, whether by mail, facsimile transmission, personal delivery, electronic mail or otherwise. If the notice is mailed by certified mail return receipt or by courier requiring signature prior to delivery to the address of each party appearing herein, or to such other addresses as each may give the other in writing for this purpose, it shall be deemed “received” on the date the certified mail or courier delivery is received or refused by the addressee, or when the certified mail or courier delivery is returned to the sender as unclaimed.

12. GENERAL PROVISIONS.

     a. This Agreement shall be binding upon and shall inure to the benefit of the legal representatives, successors and permitted assigns of ATG and the CWEMEC.

     b. This Agreement shall be governed by the laws of the State of California and the laws of China.

     c. The failure of either party to enforce any provision of this Agreement will not constitute a waiver by such party to subsequently enforce that provision or any other provision of this Agreement.

     d. This Agreement may be modified or changed only by a written instrument signed by the parties hereto.

     e. Typewritten or handwritten provisions inserted in this Agreement or attached as exhibits to it (and initialed by the parties) shall control all printed provisions in conflict therewith.

     f. This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

     g. Each party agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions and effectuate the purpose of this Agreement.

     h. In the event that any provisions of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

     i. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

     j. This Agreement shall not be assigned by either party without the prior written consent of the other party.

     k. This document and its corresponding Chinese translation are both legal documents.

IN WITNESS WHEREOF, the parties have executed this Agreement as of this 19th day of March, 1999.

CHINA NATIONAL WATER RESOURCES	AMERICAN TECHNOLOGIES GROUP, INC.
& ELECTRIC POWER MATERIALS &
EQUIPMENT CORPORATION

By: s/s Chen Huan-Sheng —————————————— Chen Huan-Sheng Senior Economist	By: s/s Harold Rapp ————————————————— Harold Rapp Chief Operating Officer

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March 18, 1999

AMERICAN TECHNOLOGIES GROUP, INC.

The undersigned hereby orders 7,200 units of The Force. The specific formulas will be identified within two weeks at which time the undersigned will deliver an irrevocable letter of credit for the units in accordance with our agreement.

CHINA NATIONAL WATER RESOURCES & ELECTRIC
POWER MATERIALS & EQUIPMENT CORPORATION

By: /s/ Chen Huan-Sheng —————————————— Chen Huan-Sheng Senior Economist

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